Exhibit 99.1
May 4, 2021

Prudential Financial, Inc. Announces
First Quarter 2021 Results

•Net income attributable to Prudential Financial, Inc. of $2.828 billion or $6.98 per Common share versus net loss of $271 million or $0.70 per share for the year-ago quarter.
•Record high after-tax adjusted operating income of $1.665 billion or $4.11 per Common share versus $897 million or $2.22 per share for the year-ago quarter.
•Book value per Common share of $145.05 versus $152.45 per share for the year-ago; adjusted book value per Common share of $100.49 versus $99.71 per share for the year-ago.
•Capital returned to shareholders of $842 million in the quarter, including dividends of $1.15 per Common share, representing a 5% yield on adjusted book value, versus $945 million in the year-ago quarter.
•Parent company highly liquid assets of $5.4 billion(1) versus $5.3 billion for the year-ago.
•Assets under management amounted to $1.663 trillion versus $1.481 trillion for the year-ago.
•The Company’s Board of Directors has authorized the repurchase of an additional $0.5 billion of its outstanding Common Stock, increasing the authorization to up to $2.0 billion from January 1, 2021 through December 31, 2021.

Charles Lowrey, Chairman and CEO, commented on results:

“Prudential had a strong start to the year, including record adjusted operating income and favorable sales and net flow trends across many of our businesses.

We continue to make progress in transforming our business. We remain on track to realize $750 million in cost savings by the end of 2023 and are in process of reallocating $5 to $10 billion in capital.

With the strength of our balance sheet and improved economic conditions, we are also increasing our share repurchase program by $500 million in 2021, and now plan to return a total of $10.5 billion to shareholders over the next three years.

Looking ahead, we remain fully committed to driving long-term sustainability and contributing to an inclusive economic recovery on behalf of our customers, employees, shareholders, and communities.”

NEWARK, N.J. – Prudential Financial, Inc. (NYSE: PRU) today reported first quarter results. Net income attributable to Prudential Financial, Inc. was $2.828 billion ($6.98 per Common share) for the first quarter of 2021, compared to net loss of $271 million ($0.70 per Common share) for the first quarter of 2020. After-tax adjusted operating income was $1.665 billion ($4.11 per Common share) for the first quarter of 2021, compared to $897 million ($2.22 per Common share) for the first quarter of 2020.

Consolidated adjusted operating income and adjusted book value are non-GAAP measures. These measures are discussed later in this press release under “Forward-Looking Statements and Non-GAAP Measures” and reconciliations to the most comparable GAAP measures are provided in the tables that accompany this release.
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Prudential Financial, Inc. First Quarter 2021 Earnings Release	Page 2
RESULTS OF ONGOING OPERATIONS
The Company’s ongoing operations include PGIM, U.S. Businesses, International Businesses, and Corporate & Other. In the following business-level discussion, adjusted operating income refers to pre-tax results.
PGIM
PGIM, the Company’s global investment management business, reported record high adjusted operating income of $651 million for the first quarter of 2021, compared to $164 million in the year-ago quarter. The increase reflects a $378 million gain from the sale of our ownership in Pramerica SGR, an asset management joint venture in Italy, as our partner was acquired and had a contractual right to purchase our minority share of the joint venture. The increase also reflects higher asset management fees, driven by an increase in average account values, as well as higher Other Related Revenue, driven by an increase in co- and seed investment income, higher agency revenue, and higher incentive fees, partially offset by higher expenses.
PGIM assets under management of $1.451 trillion were up 12% from the year-ago quarter, primarily reflecting market appreciation. Third-party net inflows of $5.5 billion in the current quarter reflect retail inflows of $4.4 billion and institutional inflows of $1.1 billion.
U.S. Businesses
U.S. Businesses reported adjusted operating income of $852 million for the first quarter of 2021, compared to $619 million in the year-ago quarter. The increase reflects higher net investment spread results, driven by higher variable investment income, and higher net fee income, driven primarily by equity market appreciation, partially offset by less favorable underwriting results, driven by COVID-19 related net mortality experience.
Retirement:
•Reported record high adjusted operating income of $623 million in the current quarter, compared to $245 million in the year-ago quarter. The increase reflects higher net investment spread results, driven by higher variable investment income, higher reserve gains, including favorable impacts due to COVID-19, higher fee income, and lower expenses.

•Account values of $574 billion, a record high, were up 23% from the year-ago quarter, driven by market appreciation and business growth. Net inflows in the current quarter totaled $5.7 billion with $4.1 billion from Institutional Investment Products, including a large longevity reinsurance transaction, and $1.6 billion from Full Service.

Group Insurance:
•Reported a loss, on an adjusted operating income basis, of $132 million in the current quarter, compared to adjusted operating income of $44 million in the year-ago quarter. The decrease reflects less favorable underwriting results in our group life and group disability businesses due to COVID-19 and related impacts, as well as higher expenses, partially offset by higher net investment spread results.

•Reported earned premiums, policy charges, and fees of $1.4 billion were up 10% from the year-ago quarter.

Individual Annuities:
•Reported adjusted operating income of $444 million in the current quarter, compared to $373 million in the year-ago quarter. The increase reflects higher net investment spread results and higher fee income, net of distribution expenses and other associated costs.

•Account values of $176 billion, a record high, were up 23% from the year-ago quarter, reflecting equity market appreciation, partially offset by net outflows. Gross sales of $1.9 billion in the current quarter reflect our product pivot strategy.

Individual Life:
•Reported a loss, on an adjusted operating income basis, of $44 million in the current quarter, compared to a loss of $20 million in the year-ago quarter. The decrease reflects less favorable underwriting results, driven by COVID-19 mortality experience, partially offset by higher net investment spread results and lower expenses.
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Prudential Financial, Inc. First Quarter 2021 Earnings Release	Page 3

•Sales of $204 million in the current quarter were up 9% from the year-ago quarter, as higher Variable sales were partially offset by lower Universal Life and Term sales, reflecting our product repricing and pivot strategy.

Assurance IQ reported a loss, on an adjusted operating income basis, of $39 million in the current quarter, compared to a loss of $23 million in the year-ago quarter. This reflects an 80% increase in revenues that were more than offset by increased expenses to support business growth.
International Businesses
International Businesses, consisting of Life Planner and Gibraltar Life & Other, reported adjusted operating income of $871 million for the first quarter of 2021, compared to $696 million in the year-ago quarter. The increase reflects higher net investment spread results, more favorable underwriting results, business growth, and higher earnings from joint venture investments.
Life Planner:
•Reported adjusted operating income of $464 million in the current quarter, compared to $362 million in the year-ago quarter. The increase reflects higher net investment spread results, more favorable underwriting results, and business growth.

•Constant dollar basis sales of $259 million in the current quarter decreased 15% from the year-ago quarter, primarily reflecting impacts on distribution from COVID-19 restrictions as well as product repricing in August 2020.

Gibraltar Life & Other:
•Reported adjusted operating income of $407 million in the current quarter, compared to $334 million in the year-ago quarter. The increase reflects higher net investment spread results and higher earnings from joint venture investments.

•Constant dollar basis sales of $259 million in the current quarter decreased 16% from the year-ago quarter, reflecting impacts on distribution from COVID-19 restrictions as well as product repricing in August 2020.
Corporate & Other
Corporate & Other reported a loss, on an adjusted operating income basis, of $286 million for the first quarter of 2021, compared to a loss of $342 million in the year-ago quarter. The lower loss reflects lower expenses, higher income from pension and other employee benefit plans, and lower interest expense, partially offset by lower net investment income.
NET INCOME
Net income in the current quarter included $1.0 billion of pre-tax net realized investment gains and related charges and adjustments, including $11 million of net impairment and credit-related gains, $304 million of pre-tax gains related to market experience updates, and $64 million of pre-tax net gains from divested and run-off businesses.
Net loss for the year-ago quarter included $938 million of pre-tax losses related to market experience updates, $503 million of pre-tax net realized investment losses and related charges and adjustments, including $224 million of impairment and credit-related losses, and $70 million of pre-tax net losses from divested and run-off businesses.

FORWARD-LOOKING STATEMENTS AND NON-GAAP MEASURES(2)
Certain of the statements included in this release, including those regarding our plans to reallocate capital, share repurchases, priorities, cost savings goals, and other business strategies constitute forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements are made based on management’s current expectations and beliefs concerning future developments and their potential effects upon Prudential Financial, Inc. and its subsidiaries. Prudential Financial, Inc.’s actual results may differ, possibly materially, from expectations or estimates reflected in such forward-looking statements. Certain important factors that could cause actual results to differ, possibly materially, from expectations or estimates reflected in such forward-looking statements can be found in the “Risk Factors” and “Forward-Looking Statements” sections included in Prudential Financial, Inc.’s Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q. Statements regarding our plans to reallocate capital, share repurchases, priorities, cost savings goals, and other business
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Prudential Financial, Inc. First Quarter 2021 Earnings Release	Page 4
strategies are subject to the risk that we will be unable to execute our strategy because of market or competitive conditions or other factors, including the impact of the COVID-19 pandemic. Prudential Financial, Inc. does not undertake to update any particular forward-looking statement included in this document.
Consolidated adjusted operating income and adjusted book value are non-GAAP measures. Reconciliations to the most directly comparable GAAP measures are included in this release.
We believe that our use of these non-GAAP measures helps investors understand and evaluate the Company’s performance and financial position. The presentation of adjusted operating income as we measure it for management purposes enhances the understanding of the results of operations by highlighting the results from ongoing operations and the underlying profitability of our businesses. Trends in the underlying profitability of our businesses can be more clearly identified without the fluctuating effects of the items described below. Adjusted book value augments the understanding of our financial position by providing a measure of net worth that is primarily attributable to our business operations separate from the portion that is affected by capital and currency market conditions, and by isolating the accounting impact associated with insurance liabilities that are generally not marked to market and the supporting investments that are marked to market through accumulated other comprehensive income under GAAP. However, these non-GAAP measures are not substitutes for income and equity determined in accordance with GAAP, and the adjustments made to derive these measures are important to an understanding of our overall results of operations and financial position. The schedules accompanying this release provide reconciliations of non-GAAP measures with the corresponding measures calculated using GAAP. Additional historic information relating to our financial performance is located on our website at www.investor.prudential.com.
EARNINGS CONFERENCE CALL
Members of Prudential’s senior management will host a conference call on Wednesday, May 5, 2021, at 11:00 a.m. ET to discuss with the investment community the Company’s first quarter results. The conference call will be broadcast live over the Company’s Investor Relations website at investor.prudential.com. Please log on 15 minutes early in the event necessary software needs to be downloaded. Institutional investors, analysts, and other members of the professional financial community are invited to listen to the call and participate in the Q&A by dialing one of the following numbers: (877) 336-4437 (domestic) or (234) 720-6985 (international) and using access code 2805600. All others may join the conference call in listen-only mode by dialing one of the above numbers. A replay will remain on the Investor Relations website through May 19. To access a replay via phone starting at 4:00 p.m. ET on May 5 through May 19 dial (866) 207-1041 (domestic) or (402) 970-0847 (international) and use replay code 8223410.

(1)Highly Liquid Asset Balance:
This amount represents the highly liquid asset balance as of March 31, 2021, as well as the proceeds from the sale of Prudential’s interest in Pramerica SGR in the first quarter of 2021 that were received by PFI in April 2021.

(2)Description of Non-GAAP Measures:
Adjusted operating income is the measure used by the Company to evaluate segment performance and to allocate resources. Adjusted operating income excludes “Realized investment gains (losses), net,” as adjusted, and related charges and adjustments. A significant element of realized investment gains and losses are impairments and credit-related and interest rate-related gains and losses. Impairments and losses from sales of credit-impaired securities, the timing of which depends largely on market credit cycles, can vary considerably across periods. The timing of other sales that would result in gains or losses, such as interest rate-related gains or losses, is largely subject to our discretion and influenced by market opportunities as well as our tax and capital profile.
Realized investment gains (losses) within certain of our businesses for which such gains (losses) are a principal source of earnings, and those associated with terminating hedges of foreign currency earnings and current period yield adjustments are included in adjusted operating income. Adjusted operating income generally excludes realized investment gains and losses from products that contain embedded derivatives, and from associated derivative portfolios that are part of an asset-liability management program related to the risk of those products. Adjusted operating income also excludes gains and losses from changes in value of certain assets and liabilities relating to foreign currency exchange movements that have been economically hedged or considered part of our capital funding strategies for our international subsidiaries, as well as gains and losses on certain investments that are designated as trading. Additionally, adjusted operating income excludes the changes in fair value of equity securities
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Prudential Financial, Inc. First Quarter 2021 Earnings Release	Page 5
that are recorded in net income. Additionally, market experience updates, reflecting the immediate impacts in current period results from changes in current market conditions on estimates of profitability, are excluded from adjusted operating income, which we believe enhances the understanding of underlying performance trends.
Adjusted operating income excludes the results of Divested and Run-off Businesses, which are not relevant to our ongoing operations. Discontinued operations and earnings attributable to noncontrolling interests, each of which is presented as a separate component of net income under GAAP, are also excluded from adjusted operating income. Adjusted operating income also excludes other items, such as certain components of the consideration for the Assurance IQ acquisition, which are recognized as compensation expense over the requisite service periods, as well as changes in the fair value of contingent consideration. The tax effect associated with pre-tax adjusted operating income is based on applicable IRS and foreign tax regulations inclusive of pertinent adjustments.
Adjusted book value is calculated as total equity (GAAP book value) excluding accumulated other comprehensive income (loss) and the cumulative effect of foreign currency exchange rate remeasurements and currency translation adjustments corresponding to realized investment gains and losses. These items are excluded in order to highlight the book value attributable to our core business operations separate from the portion attributable to external and potentially volatile capital and currency market conditions.

Prudential Financial, Inc. (NYSE: PRU), a financial wellness leader and premier active global investment manager with more than $1.5 trillion in assets under management as of March 31, 2021, has operations in the United States, Asia, Europe, and Latin America. Prudential’s diverse and talented employees help to make lives better by creating financial opportunity for more people. Prudential’s iconic Rock symbol has stood for strength, stability, expertise and innovation for more than a century. For more information, please visit news.prudential.com.

MEDIA CONTACT: Bill Launder, (973) 802-8760, bill.launder@prudential.com

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Financial Highlights
(in millions, unaudited)

	Three Months Ended
	March 31
	2021	2020
Adjusted operating income (loss) before income taxes (1):
PGIM	$651	$164
U.S. Businesses	852	619
International Businesses	871	696
Corporate and Other	(286)	(342)
Total adjusted operating income before income taxes	$2,088	$1,137
Reconciling Items:
Realized investment gains (losses), net, and related charges and adjustments	$1,025	$(503)
Market experience updates	304	(938)
Divested and Run-off Businesses:
Closed Block division	34	(1)
Other Divested and Run-off Businesses	30	(69)
Equity in earnings of operating joint ventures and earnings attributable to noncontrolling interests	(54)	(9)
Other adjustments (2)	(13)	45
Total reconciling items, before income taxes	1,326	(1,475)
Income (loss) before income taxes and equity in earnings of operating joint ventures	$3,414	$(338)
Income Statement Data:
Net income (loss) attributable to Prudential Financial, Inc.	$2,828	$(271)
Income (loss) attributable to noncontrolling interests	(24)	1
Net income (loss)	2,804	(270)
Less: Earnings attributable to noncontrolling interests	(24)	1
Income (loss) attributable to Prudential Financial, Inc.	2,828	(271)
Less: Equity in earnings of operating joint ventures, net of taxes and earnings attributable to noncontrolling interests	50	9
Income (loss) (after-tax) before equity in earnings of operating joint ventures	2,778	(280)
Less: Total reconciling items, before income taxes	1,326	(1,475)
Less: Income taxes, not applicable to adjusted operating income	213	(298)
Total reconciling items, after income taxes	1,113	(1,177)
After-tax adjusted operating income (1)	1,665	897
Income taxes, applicable to adjusted operating income	423	240
Adjusted operating income before income taxes (1)	$2,088	$1,137

See footnotes on last page.

Financial Highlights
(in millions, except per share data, unaudited)
	Three Months Ended
	March 31
	2021	2020
Earnings per share of Common Stock (diluted):
Net income (loss) attributable to Prudential Financial, Inc.	$6.98	$(0.70)
Less: Reconciling Items:
Realized investment gains (losses), net, and related charges and adjustments	2.57	(1.26)
Market experience updates	0.76	(2.35)
Divested and Run-off Businesses:
Closed Block division	0.09	—
Other Divested and Run-off Businesses	0.08	(0.17)
Difference in earnings allocated to participating unvested share-based payment awards	(0.04)	0.02
Other adjustments (2)	(0.03)	0.11
Total reconciling items, before income taxes	3.43	(3.65)
Less: Income taxes, not applicable to adjusted operating income	0.56	(0.73)
Total reconciling items, after income taxes	2.87	(2.92)
After-tax adjusted operating income	$4.11	$2.22
Weighted average number of outstanding common shares (basic)	396.3	397.0
Weighted average number of outstanding common shares (diluted)	398.8	399.6
For earnings per share of Common Stock calculation:
Net income (loss) attributable to Prudential Financial, Inc.	$2,828	$(271)
Less: Earnings allocated to participating unvested share-based payment awards	44	5
Net income (loss) attributable to Prudential Financial, Inc. for earnings per share of Common Stock calculation	$2,784	$(276)
After-tax adjusted operating income (1)	$1,665	$897
Less: Earnings allocated to participating unvested share-based payment awards	27	11
After-tax adjusted operating income for earnings per share of Common Stock calculation (1)	$1,638	$886
Prudential Financial, Inc. Equity (as of end of period):
GAAP book value (total PFI equity) at end of period	$58,036	$60,447
Less: Accumulated other comprehensive income (AOCI)	19,219	22,600
GAAP book value excluding AOCI	38,817	37,847
Less: Cumulative effect of foreign exchange rate remeasurement and currency
translation adjustments corresponding to realized gains/losses	(1,388)	(1,687)
Adjusted book value	40,205	39,534
End of period number of common shares (diluted)	400.1	396.5
GAAP book value per common share - diluted	145.05	152.45
GAAP book value excluding AOCI per share - diluted	97.02	95.45
Adjusted book value per common share - diluted	100.49	99.71

See footnotes on last page.

Financial Highlights
(in millions, or as otherwise noted, unaudited)
	Three Months Ended
	March 31
	2021	2020
PGIM:
PGIM:
Assets Managed by PGIM (in billions, as of end of period):
Institutional customers	$591.8	$524.8
Retail customers	381.0	282.4
General account	478.5	488.5
Total PGIM	$1,451.3	$1,295.7
Institutional Customers - Assets Under Management (in billions):
Gross additions, other than money market	$21.2	$20.6
Net additions, other than money market	$1.1	$4.2
Retail Customers - Assets Under Management (in billions):
Gross additions, other than money market	$29.7	$23.6
Net additions (withdrawals), other than money market	$4.4	$(1.3)
U.S. Businesses:
Retirement:
Full Service:
Deposits and sales	$10,933	$8,952
Net additions	$1,573	$284
Total account value at end of period	$326,156	$238,435
Institutional Investment Products:
Gross additions	$9,760	$6,893
Net additions	$4,118	$1,383
Total account value at end of period	$247,496	$227,346
Group Insurance:
Group Insurance Annualized New Business Premiums (3):
Group life	$175	$173
Group disability	120	108
Total	$295	$281
Individual Annuities:
Fixed and Variable Annuity Sales and Account Values:
Gross sales	$1,855	$1,927
Sales, net of full surrenders and death benefits	$(637)	$(592)
Total account value at end of period	$176,442	$143,976
Individual Life:
Individual Life Insurance Annualized New Business Premiums (3):
Term life	$31	$40
Guaranteed universal life	12	29
Other universal life	15	30
Variable life	146	88
Total	$204	$187
International Businesses:
International Businesses:
International Businesses Annualized New Business Premiums (3)(4):
Actual exchange rate basis	$506	$610
Constant exchange rate basis	$518	$615

See footnotes on last page.

Financial Highlights
(in billions, as of end of period, unaudited)

	March 31
	2021	2020
Assets and Assets Under Management and Administration:
Total assets	$907.3	$873.7
Assets under management (at fair market value):
PGIM	1,451.3	1,295.7
U.S. Businesses (5)	190.0	147.1
International Businesses	14.5	13.2
Corporate and Other (5)	7.6	25.4
Total assets under management	1,663.4	1,481.4
Client assets under administration	360.7	262.1
Total assets under management and administration	$2,024.1	$1,743.5

See footnotes on last page.

(1)	Adjusted operating income is a non-GAAP measure of performance. See FORWARD-LOOKING STATEMENTS AND NON-GAAP MEASURES within the earnings release for additional information. Adjusted operating income, when presented at the segment level, is also a segment performance measure. This segment performance measure, while not a traditional U.S. GAAP measure, is required to be disclosed by U.S. GAAP in accordance with FASB Accounting Standard Codification (ASC) 280 – Segment Reporting. When presented by segment, we have prepared the reconciliation of adjusted operating income to the corresponding consolidated U.S. GAAP total in accordance with the disclosure requirements as articulated in ASC 280.

(2)	Represents adjustments not included in the above reconciling items. “Other adjustments” include certain components of the consideration for the Assurance IQ acquisition, which are recognized as compensation expense over the requisite service periods, as well as changes in the fair value of contingent consideration.

(3)	Premiums from new sales are expected to be collected over a one-year period. Group insurance annualized new business premiums exclude new premiums resulting from rate changes on existing policies, from additional coverage issued under our Servicemembers' Group Life Insurance contract, and from excess premiums on group universal life insurance that build cash value but do not purchase face amounts. Group insurance annualized new business premiums include premiums from the takeover of claim liabilities. Excess (unscheduled) and single premium business for the Company's domestic individual life and international operations are included in annualized new business premiums based on a 10% credit.

(4)	Actual amounts reflect the impact of currency fluctuations. Constant amounts reflect foreign denominated activity translated to U.S. dollars at uniform exchange rates for all periods presented, including Japanese yen 103 per U.S. dollar. U.S. dollar-denominated activity is included based on the amounts as transacted in U.S. dollars.

(5)	Prior period amounts have been reclassified to conform to current period presentation.